Exhibit 99.1
Contact:
Jeff Misakian, Valeant Pharmaceuticals
949-461-6184
VALEANT PHARMACEUTICALS FILES RESTATED FINANCIAL
STATEMENTS AND SEPTEMBER 30, 2006 FORM 10-Q
— Company Completes Stock Option Review; Revises Previously Released
Preliminary September 30, 2006 Financial Information –
     ALISO VIEJO, Calif., January 23, 2007 – Valeant Pharmaceuticals International (NYSE: VRX) today announced that it has filed with the United States Securities and Exchange Commission (SEC) an amended annual report on Form 10-K for the year ended December 31, 2005. The company also filed its quarterly report on Form 10-Q for the quarter ended September 30, 2006. The company expects to file its amended quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 in the next few days.
     The company has restated its financial statements primarily to reflect the results of its review of historical stock option granting practices. The company recorded a cumulative pretax charge of $31.1 million for additional compensation expense on stock options granted from 1982 through June 2006 as a result of the completed review. The company also restated its financial statements to correct certain additional accounting errors that were considered immaterial at the time the financial statements were prepared, and to record the tax effect of these items and other issues. The cumulative after-tax impact of all restatement charges was $23.5 million.
Stock Option Review:
     As previously announced, the company received a request from the SEC for data on its stock option granting practices as part of an informal inquiry. Following this request, a special committee of the board, comprised solely of independent directors (the Special Committee), conducted an extensive review of the company’s historical stock option granting practices and related accounting.
     The Special Committee has concluded its comprehensive investigation and reported its findings to the board of directors. For the period between November 1994 and July 2006, the Special Committee reviewed paper and electronic documents supporting or related to the company’s stock option grants, the accounting for those grants, compensation-related financial and securities disclosures and e-mail communications, and conducted interviews with numerous current and former employees and current and former members of the board of directors. The Special Committee also analyzed supporting documentation for awards granted between 1982 and 1994.
     While the Special Committee concluded that there were some errors as late as January 2006, the majority of errors in accounting for options pertained to those options granted prior to the change in the company’s board of directors and management in mid-2002 (the Change in Control). None of the errors that occurred in periods after the Change in Control related to options granted to the chief executive officer, chief financial officer or members of the board of directors.

     The Special Committee found that the recorded grant dates for the majority of the stock options awarded prior to the Change in Control differed from the actual grant dates for those transactions. In connection with that finding, the Special Committee concluded that, with respect to many broad-based grants of stock options prior to the Change in Control, prior management used a methodology of selecting a recorded grant date based on the lowest closing price during some time period (e.g., quarter, ten trading days) preceding the actual grant date. While the Special Committee did not reach a conclusion as to how prior management selected other recorded grant dates for broad-based or individual grants that did not use the lowest closing price methodology, there is some evidence that dates were selected based on the occurrence of an event or when the company’s former chief executive officer, Milan Panic, agreed in principle to the grant.
     The Special Committee also found that, due to flaws in the processes relied on to make its annual broad-based grants after the Change in Control, the company did not correctly apply the requirements of Accounting Principles Board Opinion No. 25. These option accounting errors, however, differ significantly from those made prior to the Change in Control. Unlike the broad-based grants made prior to the Change in Control, for which the recorded grant dates were selected from a period prior to the approval dates, all of the broad-based grants after the Change in Control were approved either at regularly scheduled meetings of the compensation committee or at meetings of the board of directors, and the exercise price for each of these grants was the closing price on the date of such meetings.
     The stock option accounting errors after the Change in Control resulted from allocation adjustments to the list of grants to individual rank-and-file employees after the compensation committee or the board of directors had approved the allocation of an aggregate number of shares to be available to rank-and-file employees. In no event did the adjustments result in shares being granted in excess of the aggregate number of shares approved by the compensation committee or the board of directors.
     The Special Committee concluded that there was no evidence that management operating since the Change in Control were aware that the processes used to grant and account for broad-based grants were flawed or that the process employed was for the purpose of granting in-the-money stock options. In reaching this conclusion, the Special Committee took note that that process had been consistently employed even for the November 2005 grants in which the process resulted in stock option grants at higher exercise prices than the closing price of the company’s common stock on the date of finalization of the allocation list for rank-and-file employees. The Special Committee also concluded that there was no evidence that current management was aware of any financial statement impact, tax consequences or disclosure implications of its flawed processes.
     Based on the findings of the Special Committee, the board of directors has concluded that the company’s consolidated financial statements as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003, and the selected financial data as of and for the years ended December 31, 2002 and 2001, should be restated to record additional stock-based compensation expense, correct certain accounting errors, and record related tax effects. The impacts of the restatement adjustments on Valeant’s statement of operations for the periods are presented in Table 10 to this release. Adjustments for periods prior to 2003 have been made to the Selected Financial Data in item 6 of the amended annual report on Form 10-K for the year ended December 31, 2005 and a cumulative adjustment has been made to the December 31, 2004 balance sheet for all adjustments for periods prior to that time. Valeant has not amended and does not intend to amend any of its other previously filed annual reports on Form 10-K for the periods affected by the restatements or adjustments.
     The board of directors also concluded that the company’s condensed consolidated financial statements and related disclosures for the quarters ended March 31, 2006 and 2005, the quarters ended June 30, 2006 and 2005 and the quarter ended September 30, 2005 should be restated.
Revised September 30, 2006 Results:
     On November 2, 2006, Valeant released preliminary financial information for the quarter ended September 30, 2006. Today, the company released final financial results for the quarter and year-to-date periods ended September 30, 2006. The results were revised to reflect the effects of the restatement associated with the stock option review, as well as information that has subsequently become available which has altered certain estimates and assumptions used in the preparation of the September 30, 2006 preliminary information.
     Income from continuing operations for the September 30, 2006 quarter improved to $0.18 per diluted share from the preliminary $0.14 per diluted share released earlier, adjusted for non-GAAP items. The improvement is due to adjustments made to certain estimates and assumptions used in the preparation of the preliminary financial information to recognize new information received, principally to eliminate an inventory provision for Infergen® for $4.8 million following positive stability testing results allowing for extension of the shelf life of the product.
     The company also restated its results for the quarter and nine months ended September 30, 2005 primarily as a result of the stock option review.
Revised Third Quarter 2006 vs. Third Quarter 2005 Highlights:
▪	Revenues increased 7 percent to $220.0 million, compared to $205.4 million.

▪	Product sales increased 8 percent to $199.0 million, compared to $183.4 million.

▪	Ribavirin royalties decreased 4 percent to $21.0 million, compared to $22.0 million.

▪	Income from continuing operations was $6.2 million, or $0.06 per diluted share, compared to a loss of $3.8 million, or $0.04 per diluted share.

▪	Adjusted for non-GAAP items, income from continuing operations was $16.8 million, or $0.18 per diluted share, compared to $8.2 million, or $0.09 per diluted share.
     The company’s financial results for the quarter and year-to-date periods ended September 30, 2006, compared to the same periods in 2005 are attached to this release. A reconciliation of GAAP to non-GAAP results is provided in Tables 2-4. A reconciliation of revised financial results for the September 30, 2006 quarter to the previously released preliminary information is provided in Table 9.
Fourth Quarter 2006 Results Conference Call Information:
     Valeant Pharmaceuticals will host a conference call on Wednesday, February 28, 2007 at 10:00 a.m. EST (7:00 a.m. PST) to discuss its 2006 fourth quarter and year results. The dial-in number to participate on this call is (877) 295-5743, confirmation code 6658657. International callers should dial (706) 679-0845, confirmation code 6658657. A replay will be available approximately two hours following the conclusion of the conference call through Wednesday, March 7, 2007 and can be accessed by dialing (800) 642-1687, confirmation code 6658657.
     The company also will webcast the call live over the Internet, which will be hosted in the investor relations section of its corporate Web site at www.valeant.com. Participants should allow approximately five to ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the Internet webcast. An online archive of the webcast will be available following the end of the live call in the webcast archive portion of the investor relations section at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE:VRX) is a global specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, infectious disease and dermatology. More information about Valeant can be found at www.valeant.com.
FORWARD-LOOKING STATEMENTS:
     This press release contains forward-looking statements, including, but not limited to, statements regarding the company’s plans to file amended quarterly reports on Form 10-Q. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties relating to its ability to file amended quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, the completion of the SEC’s informal inquiry, and other risks and uncertainties discussed in the company’s filings with the SEC. Valeant wishes to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Valeant also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.
NON-GAAP INFORMATION:
     To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and credits, stock compensation expense, gain on litigation settlement, and results of discontinued businesses. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business, or, as in the case of stock compensation expense, adjusts for this impact since such amounts were not included in comparative periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Financial Tables Follow
###

Valeant Pharmaceuticals International Consolidated Condensed Statement of Income For the Three and Nine Months Ended September 30, 2006 and 2005	Table 1

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except per share data)	2006	2005	% Change	2006	2005	% Change
Product sales	$199,006	$183,442	8%	$589,163	$526,166	12%
Ribavirin royalties	20,968	21,953	-4%	60,694	65,494	-7%

Total revenues	219,974	205,395	7%	649,857	591,660	10%

Cost of goods sold (a)	60,305	54,637	10%	184,665	156,423	18%
Selling expenses (a)	67,582	59,052	14%	198,127	173,391	14%
General and administrative expenses (a)	27,212	26,792	2%	86,325	77,607	11%
Research and development costs (a)	20,849	28,961	-28%	77,270	82,421	-6%
Acquired in-process research and development (b)	—	—		—	126,399	—
Gain on litigation settlement (c)	(17,550)	—		(51,550)	—
Restructuring charges (d)	17,139	135	—	96,687	506	—
Amortization expense	18,424	15,782	17%	53,461	46,961	14%

	193,961	185,359	5%	644,985	663,708	-3%

Income (loss) from operations	26,013	20,036		4,872	(72,048)

Interest expense, net	(7,751)	(6,884)		(23,677)	(20,494)
Other income (expense), net including translation and exchange	(454)	(1,207)		1,240	(5,629)

Income (loss) from continuing operations before provision for income taxes and minority interest	17,808	11,945		(17,565)	(98,171)

Provision for income taxes	11,646	15,569		24,351	42,340
Minority interest	1	184		2	489

Income (loss) from continuing operations	6,161	(3,808)		(41,918)	(141,000)

Income (loss) from discontinued operations, net	7,546	1,123		7,137	(2,367)

Net income (loss)	$13,707	$(2,685)		$(34,781)	$(143,367)

Basic earnings per common share
Income (loss) from continuing operations	$0.07	$(0.04)		$(0.45)	$(1.54)
Discontinued operations, net	0.08	0.01		0.08	(0.03)

Net income (loss)	$0.15	$(0.03)		$(0.37)	$(1.57)

Shares used in per share computation	93,093	92,626		92,907	91,357

Diluted earnings per common share
Income (loss) from continuing operations	$0.06	$(0.04)		$(0.45)	$(1.54)
Discontinued operations, net	0.08	0.01		0.08	(0.03)

Net income (loss)	$0.14	$(0.03)		$(0.37)	$(1.57)

Shares used in per share computation	95,265	92,626		92,907	91,357

(a)	In 2006 Valeant adopted a new accounting standard FAS 123(R) which requires that the estimated value of employee stock options and stock purchase plans be recorded as an expense. Stock compensation expense in the three months ended September 30, 2006 totaled $5.7 million, consisting of $0.2 million in cost of sales, $0.8 million in selling expenses, $0.5 million in research and development and $4.2 million in general and administrative expenses. In the nine months ended September 30, 2006 stock compensation expense totaled $16.4 million, consisting of $1.0 million in cost of sales, $2.5 million in selling expenses, $2.1 million in research and development and $10.8 million in general and administrative expenses.

In 2005, Valeant recorded $0.8 million and $2.5 million of stock compensation expense in the three and nine month periods ended September 30, 2005, respectively. Had the new accounting standard been adopted in 2005, stock compensation expense would have been increased by $5.1 million and $10.1 million in the three and nine month periods ended September, 30 2005, respectively.

(b)	In-process research and development (IPR&D) charges related to the acquisition of Xcel.

(c)	For the three months ended September 30, 2006, the $17.6 million gain relates to the settlement of disclosed litigation with Milan Panic. For the nine months ended September 30, 2006, the $51.6 million total comprises this gain and the settlement with the Republic of Serbia.

(d)	Charges relate to our restructuring program which includes the write-down of manufacturing plants which will be sold, the write off of certain information system costs and a portion of the employee severance costs associated with our restructuring plan. The $96.7 million for the nine months ended September 30, 2006 includes approximately $13.9 million for employee severance benefits associated with the restructuring program.

Valeant Pharmaceuticals International Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments	Table 2

	Three Months Ended
	September 30, 2006
		Non-GAAP
	GAAP	Adjustments		Adjusted
(In thousands, except per share data)
Product sales	$199,006	$—		$199,006
Ribavirin royalties	20,968	—		20,968

Total revenues	219,974	—		219,974

Cost of goods sold	60,305	(225	)(a)	60,080
Selling expenses	67,582	(745	)(a)	66,837
General and administrative expenses	27,212	(4,151	)(a)	23,061
Research and development costs	20,849	(533	)(a)	20,316
Acquired in-process research and development	—	—		—
Gain on litigation settlement	(17,550)	17,550	(b)	—
Restructuring charges	17,139	(17,139	)(c)	—
Amortization expense	18,424	(683)		17,741

	193,961	(5,926)		188,035

Income from operations	26,013	5,926		31,939

Interest expense, net	(7,751)	—		(7,751)
Other expense, net including translation and exchange	(454)	—		(454)

Income from continuing operations before provision for income taxes and minority interest	17,808	5,926		23,734

Provision for income taxes	11,646	(4,749	)(d)	6,897
Minority interest	1	—		1

Income from continuing operations	6,161	10,675		16,836

Income from discontinued operations, net	7,546	—		7,546

Net Income	$13,707	$10,675		$24,382

Basic earnings per common share
Income from continuing operations	$0.07			$0.18
Discontinued operations, net	0.08			0.08

Net Income	$0.15			$0.26

Shares used in per share computation	93,093			93,093

Diluted earnings per common share
Income (loss) from continuing operations	$0.06			$0.18
Discontinued operations, net	0.08			0.08

Net income	$0.14			$0.26

Shares used in per share computation	95,265			95,265

(a)	Consists of stock-based compensation expense totaling $5.7 million. After income taxes, the effect on non-GAAP adjusted net income is $4.1 million or $.04 per share.

(b)	Gain of $17.6 milion results from settlement of disclosed litigation with Milan Panic.

(c)	Charges relate to our restructuring program which includes the write-down of manufacturing plants which will be sold and a portion of the employee severance costs associated with our restructuring plan. The $17.1 million for the three months ended September 30, 2006 includes approximately $1.9 million for employee severance benefits associated with the restructuring program.

(c)	Gain results from settlement of a long-standing dispute with Republic of Serbia over joint venture. In March 2006 Valeant collected $28 million of this amount; an additional $6 million will be paid in 2007.

(d)	Tax effect for non-GAAP adjustments, including tax benefits from U.S. net operating losses not recognized for GAAP purposes.
To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and credits, stock compensation expense and results of discontinued businesses. Management does not consider the excluded items part of the day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items.
By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Valeant Pharmaceuticals International Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments	Table 2.1

	Three Months Ended
	September 30, 2005
		Non-GAAP
	GAAP	Adjustments		Adjusted
(In thousands, except per share data)
Product sales	$183,442	$—		$183,442
Ribavirin royalties	21,953	—		21,953

Total revenues	205,395	—		205,395

Cost of goods sold	54,637	(63	)(a)	54,574
Selling expenses	59,052	(35	)(a)	59,017
General and administrative expenses	26,792	(480	)(a)	26,312
Research and development costs	28,961	(224	)(a)	28,737
Acquired in-process research and development	—	—		—
Restructuring charges	135	(135	)(b)	—
Amortization expense	15,782	—		15,782

	185,359	(937)		184,422

Income from operations	20,036	937		20,973

Interest expense, net	(6,884)	—		(6,884)
Other expense, net including translation and exchange	(1,207)	—		(1,207)

Income from continuing operations before provision for income taxes and minority interest	11,945	937		12,882

Provision for income taxes	15,569	(11,061	)(c)	4,508
Minority interest	184	—		184

Income (loss) from continuing operations	(3,808)	11,998		8,190

Income (loss) from discontinued operations, net	1,123	(1,777	)(d)	(654)

Net Income (loss)	$(2,685)	$10,221		$7,536

Basic earnings per common share
Income (loss) from continuing operations	$(0.04)			$0.09
Discontinued operations, net	0.01			(0.01)

Net income (loss)	$(0.03)			$0.08

Shares used in per share computation	92,626			92,626

Diluted earnings per common share
Income (loss) from continuing operations	$(0.04)			$0.09
Discontinued operations, net	0.01			(0.01)

Net income (loss)	$(0.03)			$0.08

Shares used in per share computation	92,626			95,316 (e)

(a)	Consists of stock-based compensation expense totaling $0.8 million.

(b)	Related to net loss on sale of manufacturing sites.

(c)	The tax adjustment of $11.1 million includes $5.5 million attributable to U.S. net operating losses (“NOL”) not recognized for GAAP purposes and $3.9 million related to the repatriation of foreign earnings related to the American Jobs Creation Act of 2004.

(d)	Net gain on sale of Hungary discontinued operations.

(e)	Shares used in adjusted diluted EPS include the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Valeant Pharmaceuticals International Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments	Table 3

	Nine Months Ended
	September 30, 2006
		Non-GAAP
	GAAP	Adjustments		Adjusted
(In thousands, except per share data)
Product sales	$589,163	$—		$589,163
Ribavirin royalties	60,694	—		60,694

Total revenues	649,857	—		649,857

Cost of goods sold	184,665	(1,026	)(a)	183,639
Selling expenses	198,127	(2,458	)(a)	195,669
General and administrative expenses	86,325	(10,752	)(a)	75,573
Research and development costs	77,270	(2,116	)(a)	75,154
Acquired in-process research and development	—	—		—
Gain on litigation settlement (b)	(51,550)	51,550	(b)	—
Restructuring charges	96,687	(96,687	)(c)	—
Amortization expense	53,461	(683)		52,778

	644,985	(62,172)		582,813

Income from operations	4,872	62,172		67,044

Interest expense, net	(23,677)	—		(23,677)
Other income, net including translation and exchange	1,240	—		1,240

Income (loss) from continuing operations before provision for income taxes and minority interest	(17,565)	62,172		44,607

Provision for income taxes	24,351	(11,417	)(d)	12,934
Minority interest	2	—		2

Income (loss) from continuing operations	(41,918)	73,589		31,671

Income from discontinued operations, net	7,137	—		7,137

Net Income (loss)	$(34,781)	$73,589		$38,808

Basic earnings per common share
Income (loss) from continuing operations	$(0.45)			$0.34
Discontinued operations, net	0.08			0.08

Net income (loss)	$(0.37)			$0.42

Shares used in per share computation	92,907			92,907

Diluted earnings per common share
Income (loss) from continuing operations	$(0.45)			$0.33
Discontinued operations, net	0.08			0.08

Net income (loss)	$(0.37)			$0.41

Shares used in per share computation	92,907			94,880	(e)

(a)	Consists of stock based compensation expense totalling $16.4 million. After income taxes, the effect on non-GAAP adjusted net income is $12.0 million or $.13 per share.

(b)	Gain of $51.6 million results from settlements of litigation with Milan Panic and the dispute with the Republic of Serbia.

(c)	Charges relate to our restructuring program which includes the write-down of manufacturing plants which will be sold, the write off of certain information system costs and a portion of the employee severance costs associated with our restructuring plan. The $96.7 million for the nine months ended September 30, 2006 includes approximately $13.9 million for employee severance benefits associated with the restructuring program.

(d)	Tax effect for non-GAAP adjustments, including tax benefits from U.S. net operating losses not recognized for GAAP purposes.

(e)	Shares used in adjusted diluted EPS includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Valeant Pharmaceuticals International Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments	Table 3.1

	Nine Months Ended
	September 30, 2005
		Non-GAAP
	GAAP	Adjustments		Adjusted
(In thousands, except per share data)
Product sales	$526,166	$—		$526,166
Ribavirin royalties	65,494	—		65,494

Total revenues	591,660	—		591,660

Cost of goods sold	156,423	(188	)(a)	156,235
Selling expenses	173,391	(105	)(a)	173,286
General and administrative expenses	77,607	(1,485	)(a)	76,122
Research and development costs	82,421	(674	)(a)	81,747
Acquired in-process research and development	126,399	(126,399	)(b)	—
Restructuring charges	506	(506	)(c)	—
Amortization expense	46,961	(1,532	)(d)	45,429

	663,708	(130,889)		532,819

Income (loss) from operations	(72,048)	130,889		58,841

Interest expense, net	(20,494)	—		(20,494)
Other expense, net including translation and exchange	(5,629)	—		(5,629)

Income (loss) from continuing operations before provision for income taxes and minority interest	(98,171)	130,889		32,718

Provision for income taxes	42,340	(30,889	)(e)	11,451
Minority interest	489	—		489

Income (loss) from continuing operations	(141,000)	161,778		20,778

Loss from discontinued operations, net	(2,367)	(1,779	)(f)	(4,146)

Net Income (loss)	$(143,367)	$159,999		$16,632

Basic earnings per common share
Income (loss) from continuing operations	$(1.54)			$0.23
Discontinued operations, net	(0.03)			(0.05)

Net income (loss)	$(1.57)			$0.18

Shares used in per share computation	91,357			91,357

Diluted earnings per common share
Income (loss) from continuing operations	$(1.54)			$0.22
Discontinued operations, net	(0.03)			(0.04)

Net income (loss)	$(1.57)			$0.18

Shares used in per share computation	91,357			94,612 (g)

(a)	Consists of stock-based compensation expense totaling $2.5 million.

(b)	In-process research and development charge related to the acquisition of Xcel.

(c)	Impairment charge on our manufacturing site in China and net gain on sale of four manufacturing sites.

(d)	Impairment charges on products sold in Spain and North America.

(e)	The IPR&D charge and the restructuring charge are not deductible for income tax purposes. The tax adjustment of $30.9 million includes $22.2 million relating to our estimate of expenses associated with various tax issues raised by the Internal Revenue Service and $15.7 million attributable to U.S. NOLs not recognized for GAAP purposes partially offset by the reversal of foreign tax valuation allowances.

(f)	Net gain on sale of Hungary discontinued operations.

(g)	Shares used in adjusted diluted EPS includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Valeant Pharmaceuticals International GAAP reconciliation of basic and diluted earnings per share For the Three and Nine Months Ended September 30, 2006 and 2005	Table 4

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2006	2005	2006	2005

Income (loss) from continuing operations	$6,161	$(3,808)	$(41,918)	$(141,000)

Non-GAAP adjustments:
Acquired IPR&D	—	—	—	126,399
Stock-based compensation expense	5,654	802	16,352	2,452
Product impairment	683	—	683	1,532
Gain on litigation settlement	(17,550)	—	(51,550)	—
Restructuring charges	17,139	135	96,687	506
Tax effect on the above charges and tax settlements	4,749	11,061	11,417	30,889

Adjusted income from continuing operations before the above charges	$16,836	$8,190	$31,671	$20,778

Adjusted basic EPS from continuing operations	$0.18	$0.09	$0.34	$0.23

Adjusted diluted EPS from continuing operations	$0.18	$0.09	$0.33	$0.22

Shares used in basic per share calculation	93,093	92,626	92,907	91,357

Shares used in diluted per share calculation	95,265	95,316	94,880	94,612

Reconciliation of consolidated operating income to non-GAAP adjusted earnings before interest, taxes, depreciation and amortization
(“EBITDA”)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change
Consolidated operating income (loss) (GAAP)	$26,013	$20,036	30%	$4,872	$(72,048)	—
Depreciation and amortization	23,637	22,823	4%	70,707	68,321	3%

EBITDA (non-GAAP) (a)	49,650	42,859	16%	75,579	(3,727)	—
Stock-based compensation expense (b)	5,654	802	605%	16,352	2,452	567%
Other Non-GAAP adjustments (b)	(411)	135	—	45,137	126,905	-64%

Adjusted EBITDA (non-GAAP) (a)	$54,893	$43,796	25%	$137,068	$125,630	9%

(a)	We believe that EBITDA is a meaningful non-GAAP financial measure as an earnings-derived indicator of the cash flow generation ability of the company. We calculate EBITDA by adding depreciation and amortization back to consolidated operating income. Adjusted EBITDA excludes the additional costs set forth in note (b) below. Adjusted EBITDA, as defined and presented by us, may not be comparable to similar measures reported by other companies.

(b)	See Tables 2 and 3 for explanation of non-GAAP adjustments.
See non-GAAP financial measure disclosure in Table 2.

Valeant Pharmaceuticals International Supplemental Sales Information For the Three and Nine Months Ended September 30, 2006 and 2005 (In thousands)	Table 5

	Three Months Ended		%	Nine Months Ended		%
	September 30,		Increase/	September 30,		Increase/
	2006	2005	(Decrease)	2006	2005	(Decrease)
Dermatology
Efudix/Efudex(P)	$15,502	$14,365	8%	$46,061	$45,872	0%
Kinerase(P)	6,622	5,921	12%	22,506	16,177	39%
Oxsoralen-Ultra(P)	613	449	37%	7,714	7,544	2%
Dermatix(P)	2,553	2,249	14%	7,364	6,711	10%
Eldoquin (P)	1,935	2,000	(3%)	4,688	4,521	4%
Other Dermatology	8,380	8,590	(2%)	26,206	23,100	13%

Infectious Disease
Infergen(P) (a)	9,134	—	—	34,148	—	—
Virazole(P)	2,142	3,377	(37%)	11,723	11,704	0%
Other Infectious Disease	4,448	4,952	(10%)	14,069	15,049	(7%)

Neurology
Diastat(P) (b)	14,802	17,525	(16%)	38,533	36,993	4%
Mestinon(P)	11,449	12,206	(6%)	33,592	32,500	3%
Cesamet(P)	6,487	2,919	122%	13,832	6,893	101%
Librax(P)	3,002	4,042	(26%)	10,926	9,792	12%
Dalmane/Dalmadorm(P)	2,538	2,597	(2%)	7,548	8,568	(12%)
Migranal(P) (b)	1,133	3,744	(70%)	6,949	8,648	(20%)
Limbitrol(P)	1,721	1,430	20%	4,548	4,348	5%
TASMAR(P)	1,635	1,438	14%	4,487	3,910	15%
Zelapar (P)	3,824	—	—	3,824	—	—
Other Neurology	15,938	10,958	45%	46,103	37,050	24%

Other Therapeutic Classes
Bedoyecta(P)	13,879	14,549	(5%)	36,970	34,769	6%
Solcoseryl(P)	4,908	5,837	(16%)	12,882	13,942	(8%)
Bisocard(P)	4,045	3,284	23%	11,522	9,303	24%
Nyal(P)	2,134	4,191	(49%)	8,691	12,031	(28%)
Espaven(P)	3,340	2,324	44%	7,625	5,395	41%
Calcitonin(P)	1,149	1,835	(37%)	5,227	7,154	(27%)
Espacil(P)	1,235	1,909	(35%)	4,092	4,000	2%
Aclotin(P)	1,364	1,379	(1%)	3,956	4,269	(7%)
Other Pharmaceutical Products	53,094	49,372	8%	153,377	155,923	(2%)

Total Product Sales	$199,006	$183,442	8%	$589,163	$526,166	12%

Total Promoted Product Sales(P)	$117,146	$109,570	7%	$349,408	$295,044	18%

(a)	Infergen was acquired from InterMune on December 30, 2005.

(b)	Diastat and Migranal were acquired with the Xcel transaction on March 1, 2005.

(P)	Promoted products represent promoted products with estimated annualized sales greater than $5 million.

Valeant Pharmaceuticals International Consolidated Condensed Statement of Revenue and Operating Income — Regional For the Three and Nine Months Ended September 30, 2006 and 2005 (In thousands)	Table 6

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change

Revenues
North America	$71,225	$60,962	17%	$219,385	$170,396	29%
International	60,530	56,178	8%	170,191	152,524	12%
EMEA	67,251	66,302	1%	199,587	203,246	-2%

Total specialty pharmaceuticals	199,006	183,442	8%	589,163	526,166	12%

Ribavirin royalty revenues	20,968	21,953	-4%	60,694	65,494	-7%

Consolidated revenues	$219,974	$205,395	7%	$649,857	$591,660	10%

Cost of goods sold	$60,305	$54,637	10%	$184,665	$156,423	18%

Gross profit margin on pharmaceutical sales	70%	70%		69%	70%

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change

Operating Income (Loss) (a)
North America	$16,433	$16,555	-1%	$53,658	$49,893	8%
International	18,589	17,235	8%	50,695	42,996	18%
EMEA	10,658	10,568	1%	27,268	31,449	-13%

	45,680	44,358	3%	131,621	124,338	6%

Corporate expenses	$(16,712)	$(15,257)	10%	$(55,272)	$(44,594)	24%

Total specialty pharmaceuticals	28,968	29,101	0%	76,349	79,744	-4%

Restructuring charges	(17,139)	(135)	—	(96,687)	(506)	—
Gain on litigation settlement	17,550	—		51,550	—
R&D	(3,366)	(8,930)	-62%	(26,340)	(24,887)	6%
Acquired IPR&D	—	—	—	—	(126,399)	—

Total consolidated operating income (loss)	$26,013	$20,036		$4,872	$(72,048)

	Three Months Ended				Nine Months Ended
	September 30, 2006%		September 30, 2005%		September 30, 2006%		September 30, 2005%

Gross Profit
North America	$56,311	79%	$49,467	81%	$177,163	81%	$137,000	80%
International	43,312	72%	39,315	70%	115,686	68%	106,247	70%
EMEA	39,078	58%	40,023	60%	111,649	56%	126,496	62%

Total specialty pharmaceuticals	$138,701	70%	$128,805	70%	$404,498	69%	$369,743	70%

(a)	Includes $5.7 million and $16.4 million of stock-based compensation expense in the three and nine months ended September 30, 2006, respectively, and $0.8 million and $2.5 million in the three and nine months ended September 30, 2005, respectively.

Valeant Pharmaceuticals International Consolidated Balance Sheet and Other Data (In thousands)	Table 7

	September 30,	December 31,
	2006	2005
Balance Sheet Data
Cash and cash equivalents	$267,887	$224,856
Marketable securities	9,563	10,210

Total cash and marketable securities	$277,450	$235,066

Accounts receivable, net	$211,823	$187,987
Inventory, net	148,578	136,034
Long-term debt	782,821	788,439
Total equity	416,062	433,944

	Nine Months Ended
	September 30,	September 30,
	2006	2005
Other Data
Cash flow provided by (used in) continuing operations

Operating activities	$79,161	$67,500
Investing activities	(22,126)	(85,864)
Financing activities	(18,684)	173,662
Effect of exchange rate changes on cash and cash equivalents	4,680	(8,070)

Net increase in cash and cash equivalents	43,031	147,228
Net increase (decrease) in marketable securities	(647)	(223,696)

Net increase (decrease) in cash and marketable securities	$42,384	$(76,468)

Valeant Pharmaceuticals International	Table 8
Supplemental Non-GAAP Information on Currency Effect
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Consolidated

Product sales	$199,006	$183,442	$589,163	$526,166
Currency effect	(2,403)		(1,564)
Product sales, excluding currency impact	$196,603		$587,599

Operating income (loss)	$26,013	$20,036	$4,872	$(72,048)
Currency effect	(160)		(1,211)
Operating income, excluding currency impact	$25,853		$3,661

Geographic Product Sales

North America pharmaceuticals	$71,225	$60,962	$219,385	$170,396
Currency effect	(734)		(2,141)
North America pharmaceuticals, excluding currency impact	$70,491		$217,244

International pharmaceuticals	$60,530	$56,178	$170,191	$152,524
Currency effect	538		(300)
International pharmaceuticals, excluding currency impact	$61,068		$169,891

EMEA pharmaceuticals	$67,251	$66,302	$199,587	$203,246
Currency effect	(2,207)		877
EMEA pharmaceuticals, excluding currency impact	$65,044		$200,464
Note: Currency effect is determined by comparing adjusted 2006 reported amounts, calculated using 2005 monthly average exchange rates, to the actual 2005 reported amounts. Constant currency sales is not a GAAP defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

Valeant Pharmaceuticals International	Table 9
Consolidated Condensed Statements of Operations including GAAP to Non-GAAP Reconciliation
For the Three Months Ended September 30, 2006 reconciliation to previously reported numbers

	Three Months Ended			Three Months Ended
	September 30, 2006			September 30, 2006
(In thousands, except per share data)	Preliminary	Adjustments		Final
Product sales	$199,214	$(208	) (a)	$199,006
Ribavirin royalties	20,185	783	(b)	20,968

Total revenues	219,399	575		219,974

Cost of goods sold	63,903	(3,598	) (c)(d)	60,305
Selling expenses	67,671	(89	) (d)(e)	67,582
General and administrative expenses	27,010	202	(d)(e)	27,212
Research and development costs	21,189	(340	) (d)(e)	20,849
Gain on litigation settlement	(17,550)			(17,550)
Restructuring charges	15,039	2,100	(f)	17,139
Amortization expense	17,732	692	(g)	18,424

	194,994	(1,033)		193,961

Income from operations	24,405	1,608		26,013

Interest expense, net	(7,751)			(7,751)
Other expense, net including translation and exchange	(454)	—		(454)

Income from continuing operations before provision for income taxes and minority interest	16,200	1,608		17,808

Provision for income taxes	12,287	(641	) (h)	11,646
Minority interest	1	—		1

Income from continuing operations	3,912	2,249		6,161

Income from discontinued operations, net	7,546	—		7,546

Net Income	$11,458	$2,249		$13,707

Income from continuing operations	3,912	2,249		6,161

Non-GAAP adjustments:
Acquired IPR&D	—			—
Stock-based compensation expense	5,615	39		5,654
Product impairment	—	683		683
Gain on litigation settlement	(17,550)			(17,550)
Restructuring charges	15,039	2,100		17,139
Tax effect on the above items and from U.S. net operating losses	6,609	(1,860)		4,749

Adjusted income from continuing operations before the above charges	$13,625	$3,211		$16,836

Adjusted basic EPS from continuing operations	$0.15			$0.18

Adjusted diluted EPS from continuing operations	$0.14			$0.18

Shares — Basic	92,960			93,093
Shares — Diluted	95,131			95,265

(a)	Amendment to accounting estimates of balance sheet accruals and reserves to recognize new information on Italian government reimbursement rebates on Mestinon -$0.3 million, Nyal instore rebate utilization -$0.3 million and Virazole exchange program $0.4 million.

(b)	Payment received for ribavirin royalties exceeded previously estimated amount.

(c)	Amended inventory provision following product life extension on Infergen products $4.8 million, offset by increased provisions for other inventory items and contractual obligations to product suppliers -$1.2 million.

(d)	Modification of stock based compensation charge to account for special committee findings (cost of goods sold $4,000,selling expenses $1,000, general and administrative expenses $16,000, research and development $18,000)

(e)	Amendment to accounting estimates of balance sheet accruals and reserves to recognize new information received since preliminary results announced (selling expenses -$52,000, general and administrative expenses -$185,000, research and development $359,000)

(f)	Additional non-cash impairment charge to reflect revised property appraisal value and other accounting estimate changes

(g)	Product impairment

(h)	Tax effect for non-GAAP adjustments, including tax benefits from U.S. net operating losses not recognized for GAAP purposes.

Valeant Pharmaceuticals International	Table 10
Restatement Summary
We have filed an amended Annual Report on Form 10K/A for the fiscal year ended December 31, 2005 and intend to file amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, and June 30, 2006, to restate our condensed consolidated financial statements and the related disclosures for these periods. The table below summarizes the effect of the restatement on net income:

							Total Additional
							Expense	Six Months
						Cumulative	(Income)	Ended
	Year Ended December 31,					Effect	Through	June 30,	Total Through
	2005	2004	2003	2002	2001	1982 -2000	12/31/2005	2006	6/30/2006

Stock option grants prior to 2002 change in control:
Broad-based option grants with improper measurement dates	$—	$—	$—	$2,657	$2,701	$6,130	$11,488	$—	$11,488
Option grants to directors with improper measurement dates	—	—	—	119	9	20	148	—	148
Other option grants with improper measurement dates	—	—	—	546	999	2,993	4,538	—	4,538
Repriced option grant	—	—	—	(482)	783	696	997	—	997
Improper measurement dates for option grants 1982-1994	—	—	—	—	—	1,375	1,375	—	1,375
Incremental charge in connection with Change in Control	—	—	—	10,105	—	—	10,105	—	10,105

Sub-total pre-Change in Control	—	—	—	12,945	4,492	11,214	28,651	—	28,651

Stock option grants after 2002 Change in Control:
Company-wide option grants with improper measurement dates	1,171	1,085	172	—	—	—	2,428	(3)	2,425
Other stock option matters after June 2002	22	(7)	20	—	—	—	35	—	35

Sub total post-Change in Control	1,193	1,078	192	—	—	—	2,463	(3)	2,460

Total impact of additional stock compensation on operating income	1,193	1,078	192	12,945	4,492	11,214	31,114	(3)	31,111
Other items corrected in connection with restatement	(2,273)	(1,265)	(90)	1,209	(1,184)	7,741	4,138	(1,772)	2,366
Tax effects of above and other tax items	963	(14,957)	1,785	(4,461)	(2,471)	10,289	(8,852)	(1,170)	(10,022)

Net income decrease (increase) resulting from all restatement items	$(117)	$(15,144)	$1,887	$9,693	$837	$29,244	$26,400	$(2,945)	$23,455